UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 23 2017, Cocrystal Pharma, Inc. (the “Company”) entered into an agreement with James J. Martin to serve as the interim Chief Financial Officer of the Company as an independent contractor beginning February 27, 2017. Mr. Martin will be compensated $125 per hour up to a maximum of $7,500 per week.

Mr. Martin, 50, has served as Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. (OTCPink:NIMU) since January 2011. Since November 2016, he has served as Chief Financial Officer of Motus GI Holdings, Inc, a privately held medical device company. From September 2014 to November 2016 Mr. Martin served as Chief Financial Officer of VBI Vaccines Inc. (formerly SciVac Therapeutics, Inc.) (NASDAQ: VBIV), a pharmaceutical development and manufacturing company. From April 2014 to September 2015, Mr. Martin served as Chief Financial Officer of Vapor Corp, Inc. (NASDAQ: VPCO), a vaporizer retail and wholesale company. From January 2011 to October 2, 2013, Mr. Martin served as Chief Financial Officer of SafeStitch prior to its merger with TransEnterix, Inc.

Previously, on February 8, 2017, the Company had entered an agreement with Craig Hooson, a financial consultant with Tatum LLC, to serve as the Company’s interim Chief Financial Officer. The Company delayed reporting Mr. Hooson’s appointment on Form 8-K pending its planned issuance of a press release. However, on February 17, 2017, prior to beginning his work for the Company, Mr. Hooson withdrew his acceptance of the Company’s offer.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

Exhibit

10. 1
James Martin Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cocrystal Pharma, Inc.
Date: February 24, 2017
By: /s/ Gary Wilcox Name: Gary Wilcox Title: Interim Chief Executive Officer